UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2012

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida		34108-2710
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2011 Named Executive Officer Incentive Compensation. Annually, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. (the “Company”) reviews the Company’s profit plan achievement for the prior year and approves the earned incentive compensation for the Company’s “named executive officers” in the form of (i) long-term incentive cash and equity compensation and (ii) annual incentive cash compensation. Such compensation is granted under the Health Management Associates, Inc. Amended and Restated 1996 Executive Incentive Compensation Plan (the “EICP”), a comprehensive executive compensation plan maintained by the Company. The EICP is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 7, 2011 (the “2011 Proxy Statement”) and such description is incorporated herein by reference.

On February 21, 2012, the Compensation Committee made its final determination of the earned long-term incentive compensation for the named executive officers under the Company’s 2011 Long-Term Incentive Compensation Program (the “2011 Incentive Program”) based on the Company’s achievement of 104% of its profit plan for the year ended December 31, 2011. Profit plan achievement was measured by the Compensation Committee based on the Company’s Adjusted EBITDA. EBITDA is a fiscal measure that is defined as consolidated net income before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is EBITDA modified to exclude discontinued operations, net gains/losses on sales of assets, net interest and other income, gains/losses on early extinguishment of debt, write-offs of deferred debt issuance costs and costs for acquisitions, government investigations and restructuring. For purposes of measuring profit plan achievement, the Compensation Committee may exercise its reasonable judgment to include or exclude certain items. The 2011 Incentive Program is similar, in all material respects, to the corresponding program for the year ended December 31, 2010, which is described in greater detail in the 2011 Proxy Statement and such description is incorporated herein by reference.

The earned long-term cash awards under the 2011 Incentive Program that were approved by the Compensation Committee on February 21, 2012 were as follows: Gary D. Newsome, President and Chief Executive Officer – $1,500,000; Kelly E. Curry, Executive Vice President and Chief Financial Officer – $562,500; and Robert E. Farnham, Senior Vice President-Finance – $233,333. Such amounts vest, assuming continuous employment with the Company, in 25% increments on each of March 1, 2012, 2013, 2014 and 2015. Similarly, the earned long-term equity awards under the 2011 Incentive Program in the form of the Company’s common stock that were approved by the Compensation Committee, which shares also vest in the same manner as described above, were as follows (in shares): Mr. Newsome – 155,119; Mr. Curry – 58,170; Mr. Farnham – 24,130; and Joseph C. Meek, Vice President and Treasurer – 8,148. In connection with an Agreement and Release that was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, dated January 17, 2012, it was determined on February 21, 2012 that Timothy R. Parry, former Senior Vice President, General Counsel and Corporate Secretary, earned and will vest in $36,458 of long-term incentive cash awards and 3,770 shares of the Company’s common stock on March 1, 2012. Mr. Parry’s other incentive-based awards granted under the 2011 Incentive Program will be forfeited.

On February 21, 2012, the Compensation Committee also applied the look-back feature of the Company’s 2008 Long-Term Incentive Compensation Program (the “2008 Incentive Program”). It was determined that the Company cumulatively achieved 90% of the targeted 2008 Adjusted EBITDA, which resulted in incremental incentive compensation being earned by the named executive officers who participated in that program. Such earned amounts, which vested immediately, were as follows (cash and shares of the Company’s common stock, respectively): Mr. Curry ($70,313 and 13,342 shares); Mr. Farnham ($29,167 and 5,535 shares); Mr. Meek ($7,031 and 1,334 shares); and Mr. Parry ($18,229 and 3,458 shares). The look-back period under the 2008 Incentive Program has lapsed and, accordingly, all remaining unearned incentive awards thereunder have been forfeited.

On February 21, 2012, the Compensation Committee also approved the payment of annual contingent cash compensation based on the Company’s achievement of 104% of its profit plan during the year ended December 31, 2011 as follows: Mr. Newsome – $1,271,250; Mr. Curry – $729,000; Mr. Farnham – $432,000; and Mr. Meek – $191,472.

The forms of Restricted Stock Award and Cash Performance Award for long-term incentive compensation under the EICP for Messrs. Newsome, Curry, Farnham and Parry can be found at Exhibit 10.23 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The form of Mr. Meek’s Deferred Stock Award under the EICP can be found at Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The descriptions of the terms of the named executive officer awards contained herein are qualified in their entirety by the actual forms of such agreements, which are incorporated herein by reference.

2012 Named Executive Officer Incentive Compensation. On February 21, 2012, the Compensation Committee granted long-term incentive compensation awards to the Company’s named executive officers, other than Mr. Parry, for the year ending December 31, 2012 (the “2012 Incentive Program”). The 2012 Incentive Program provides for long-term incentive compensation in the form of cash payments and equity awards. Under the 2012 Incentive Program, each of the participating named executive officers have a long-term incentive target that is determined based on a percent of his base salary. The targeted incentive compensation awards, other than Mr. Meek’s, were granted by the Compensation Committee as follows: (i) restricted stock that vests based on service; (ii) restricted stock that vests based on the satisfaction of performance criterion; and (iii) cash based on the satisfaction of the same performance criterion. Under the 2012 Incentive Program, Mr. Meek was granted a deferred stock award of 34,610 shares of the Company’s common stock that is two-thirds service-only and one-third performance-based (the number of shares was determined by reference to the closing price of the Company’s common stock on February 21, 2012). Under the 2012 Incentive Program, the predetermined performance criterion that will be reviewed for vesting purposes is the Company’s 2012 Adjusted EBITDA achievement as compared to the profit plan. Consistent with the provisions of the 2011 Incentive Program: (i) full vesting of awards under the 2012 Incentive Program requires continuous employment with the Company over a four-year period; and (ii) Adjusted EBITDA must be achieved at 90% of profit plan before any amounts are earned. The 2012 Incentive Program awards were made under the EICP. The long-term contingent cash awards granted under the 2012 Incentive Program by the Compensation Committee on February 21, 2012 were as follows: Mr. Newsome – $1,666,667; Mr. Curry – $562,500; and Mr. Farnham – $233,333. Similarly, the long-term contingent equity awards granted under the 2012 Incentive Program in the form of the Company’s restricted common stock were as follows (in shares): Mr. Newsome – 488,042; Mr. Curry – 164,714; and Mr. Farnham – 68,326. Such restricted stock awards, one half that vest based on service and one half that vest based on achievement of the performance criterion and service, were determined by reference to the closing price of the Company’s common stock on February 21, 2012.

On February 21, 2012, the Compensation Committee also approved a 2012 annual incentive cash compensation program for the named executive officers, other than Mr. Parry. The 2012 program is similar, in all material respects, to the program for the year ended December 31, 2011 that is discussed above. Awards under the 2012 annual incentive cash compensation program were determined based on a percent of base salary and will be earned based on the Company’s 2012 Adjusted EBITDA achievement as compared to the profit plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: February 24, 2012	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller